UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHICO’S FAS, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2389435

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11215 Metro Parkway Fort Myers, Florida	33966

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ◻
Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant’s Securities to be Registered
A description of the Registrant’s Series A Junior Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 3, 2020, which description is incorporated herein by reference.

Item 2.    Exhibits.
Exhibit No.	Description

3.1
Articles of Amendment to Articles of Incorporation of Chico’s FAS, Inc. Designating Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Chico’s FAS, Inc. with the United States Securities and Exchange Commission on April 3, 2020).

4.1
Rights Agreement, dated as of April 2, 2020, between Chico’s FAS, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Chico’s FAS, Inc. with the United States Securities and Exchange Commission on April 3, 2020).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 3, 2020

CHICO’S FAS, INC.

By:	/s/ Gregory S. Baker
Gregory S. Baker
Senior Vice President, General Counsel and Corporate Secretary